SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 1, 2010

ATRICURE, INC.

(Exact name of registrant as specified in charter)

Delaware	000-51470	34-1940305
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6217 Centre Park Drive West Chester, OH	45069
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 755-4100

6033 Schumacher Park Drive, West Chester, OH 45069

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 2, 2010, AtriCure, Inc. (the “Company”) entered into a Settlement Agreement among the Company, the Department of Justice (“DOJ”), the Office of Inspector General of the Department of Health and Human Services (“OIG”) and the relator in the previously disclosed investigation and qui tam complaint which Settlement Agreement definitively resolves all claims related to the DOJ investigation. The Company has not admitted nor will it admit to any wrongdoing in connection with the settlement. The qui tam complaint will be formally dismissed when the court approves the submission of the settlement papers and the notice of dismissal that has been prepared by the DOJ.

In its Form 10-Q for the nine months ended September 30, 2009, the Company disclosed that it had reached a tentative settlement to resolve these matters. The terms of the Settlement Agreement are substantially identical to the terms disclosed by the Company in the Form 10-Q.

The Settlement Agreement provides that the Company will pay a settlement amount of $3,766,623 (plus interest at 3.125% per year) and legal fees to counsel to the relator of $200,000. Payment of the settlement amount will be made over a five year period with $500,000 to be paid within 10 days after execution of the Settlement Agreement and a majority of the amount being payable in the fourth and fifth years. Payment of the legal fees will be made in ratable quarterly payments over four years.

As part of the resolution, the Company also entered into a five year Corporate Integrity Agreement with OIG. The Corporate Integrity Agreement acknowledges the existence of the Company’s corporate compliance program and provides for certain other compliance-related activities during the five year term of the agreement. Those activities include specific written standards, monitoring, training, education, independent review, disclosure and reporting requirements.

The foregoing description of the Settlement Agreement and the Corporate Integrity Agreement is not complete and is qualified in its entirety by reference to such agreements, which are attached as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference in this Form 8-K.

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future, such as earnings estimates, other predictions of financial performance, launches by the Company of new products and market acceptance of the Company’s products. Forward-looking statements are based on the Company’s experience and perception of current conditions, trends, expected future developments and other factors it believes are appropriate under the circumstances and are subject to numerous risks and uncertainties, many of which are beyond the Company’s control. These risks and uncertainties include the rate and degree of market acceptance of the Company’s products, the Company’s ability to develop and market new and enhanced products, the timing of and ability to obtain and maintain regulatory clearances and approvals for its products, the timing of and ability to obtain reimbursement of procedures utilizing the Company’s products, competition from existing and new products and procedures or the Company’s ability to effectively react to other risks and uncertainties described from time to time in the Company’s SEC filings, such as fluctuation of quarterly financial results, reliance on third party manufacturers and suppliers, litigation (including the purported class action lawsuits) or other proceedings, government regulation and stock price volatility. the Company does not guarantee any forward-looking statement, and actual results may differ materially from those projected. the Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Settlement Agreement as of February 2, 2010 by and among the United States of America, acting through the United States Department of Justice and on behalf of the Office of Inspector General of the Department of Health and Human Services, the Company and the Relator. (the identity of the relator has been omitted because it remains under seal with the applicable court)

10.2	Corporate Integrity Agreement between the Office of Inspector General of the Department of Health and Human Services and AtriCure, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ATRICURE, INC.

Date: February 5, 2010	By:	/S/ JULIE A. PITON
Julie A. Piton
Vice President, Finance and Administration and Chief Financial Officer